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CENTAUR GUERNSEY L.P. INC. REPORTS
SECOND QUARTER AND FIRST HALF FINANCIAL RESULTS FOR 2014

-  Second quarter 2014 worldwide Centaur Guernsey L.P. Inc. (“Centaur”) revenue of $465.2 million, up 7.5% from the prior-year period as reported and 7.1% from the prior-year period on a constant currency basis

- Second quarter 2014 loss from continuing operations of $152.7 million compared to a loss from continuing operations of $61.9 million for the prior-year period

-  Second quarter 2014 total Adjusted EBITDA from continuing operations1 of $169.7 million compared to $177.0 million for the prior-year period

Highlights of the second quarter ended June 30, 2014

Centaur revenue for the second quarter of 2014 was $465.2 million, up from the prior-year comparable period by 7.5% as reported and 7.1% on a constant currency basis. Our loss from continuing operations for the second quarter of 2014 was $152.7 million compared to $61.9 million in the prior-year period. Adjusted EBITDA from continuing operations were $169.7 million for the second quarter of 2014, compared to $177.0 million in the prior-year period.

“This quarter, we made progress in a number of critical areas, including continued year-over-year growth in our core product volumes and solid performance from our recently acquired Systagenix business,” said Joe Woody, President and Chief Executive Officer. “I’m confident we are laying the foundation to deliver long-term sustainable growth.”

Financial Position

Total cash at June 30, 2014 was $213.7 million. During the first six months of 2014, Centaur generated cash of $61.4 million from operations, used cash of $40.8 million in investing activities and used cash of $14.7 million in financing activities.

As of June 30, 2014, total long-term debt outstanding was $4.88 billion and our Net Leverage Ratio2 was 6.2x.

Acquisition of Systagenix

In the fourth quarter of 2013, we closed the acquisition of Systagenix, an established provider of advanced wound therapeutics products. Financial results of Systagenix are included within our consolidated financial statements for the period subsequent to the acquisition date. Combining Systagenix's advanced wound dressings with our KCI wound care business and innovation pipeline will enable us to create additional value for customers by providing more complete solutions for patients and clinicians.

Wake Forest Patent Settlement

On June 30, 2014 , KCI entered into a settlement and release agreement (the “Settlement Agreement”) with Wake Forest to fully and finally resolve the pending patent disputes between them regarding Wake Forest’s NPWT patents formerly licensed to KCI. To fully resolve all the pending disputes between KCI and Wake Forest, KCI agreed to pay Wake Forest retrospective U.S. patent royalties in the amount of $280 million payable over 3 years. As a result, we recorded patent settlement charges of $198.6 million in the second quarter of 2014 representing the net present value of payments under the Settlement Agreement, net of the $63.2 million previously recorded liability.

Company Structure

Centaur is a non-operating holding company whose business is comprised of the operations of wholly owned subsidiaries that commercialize our advanced wound therapeutics and regenerative medicine products. Our advanced wound therapeutics business is conducted by KCI and its subsidiaries, including Systagenix, and our regenerative medicine business is conducted by LifeCell. Centaur is controlled by investment funds advised by Apax Partners and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Centaur and its subsidiaries, collectively.

Non-GAAP Financial Information

Within this document, we have presented 1) Adjusted EBITDA from continuing operations, as defined in our senior secured credit agreement and 2) supplemental revenue data to exclude the impact of foreign currency fluctuations on a non-GAAP basis.

These non-GAAP financial measures do not replace the presentation of our GAAP results. We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates an understanding of our results of operations which may not be otherwise apparent under GAAP. Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion. A reconciliation of certain GAAP selected financial information for the periods presented to the non-GAAP selected financial information provided is included herein.

1Adjusted EBITDA from continuing operations excludes the operations of our previously divested TSS business and the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of$300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus "run rate" cost savings and a pro forma adjustment related to EBITDA of Systagenix for the pre-acquisition period beginning July 1, 2013, which is not included in our consolidated financial statements.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Revenue:
Rental	$175,235	$190,245	(7.9)%	$341,793	$378,408	(9.7)%
Sales	289,936	242,434	19.6	570,917	470,155	21.4
Total revenue	465,171	432,679	7.5	912,710	848,563	7.6

Rental expenses	87,038	90,382	(3.7)	172,830	187,733	(7.9)
Cost of sales	82,307	59,325	38.7	165,609	115,556	43.3
Gross profit	295,826	282,972	4.5	574,271	545,274	5.3

Selling, general and administrative expenses	170,585	204,983	(16.8)	346,946	366,425	(5.3)
Research and development expenses	18,233	20,397	(10.6)	35,723	38,179	(6.4)
Acquired intangible asset amortization	48,754	46,461	4.9	99,443	94,007	5.8
Wake Forest settlement	198,578	—	—	198,578	—	—
Operating earnings (loss)	(140,324)	11,131	—	(106,419)	46,663	—

Interest income and other	127	904	(86.0)	222	1,062	(79.1)
Interest expense	(101,805)	(105,658)	(3.6)	(204,000)	(213,746)	(4.6)
Loss on extinguishment of debt	—	(2,164)	—	—	(2,164)	—
Foreign currency gain (loss)	3,852	(7,772)	—	4,088	(3,197)	—
Derivative instruments gain (loss)	(4,297)	10,556	—	(4,300)	10,040	—
Loss from continuing operations before income tax benefit	(242,447)	(93,003)	160.7	(310,409)	(161,342)	92.4
Income tax benefit	(89,730)	(31,056)	188.9	(111,309)	(56,024)	98.7
Loss from continuing operations	(152,717)	(61,947)	146.5	(199,100)	(105,318)	89.0
Loss from discontinued operations, net of tax	—	(628)	—	—	(2,044)	—
Net loss	$(152,717)	$(62,575)	144.1%	$(199,100)	$(107,362)	85.4%

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2014	December 31, 2013
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$213,667	$206,949
Accounts receivable, net	371,061	407,578
Inventories, net	185,491	181,567
Deferred income taxes	32,551	23,621
Prepaid expenses and other	43,248	53,161
Total current assets	846,018	872,876

Net property, plant and equipment	306,642	333,725
Debt issuance costs, net	89,960	102,054
Deferred income taxes	35,734	31,459
Goodwill	3,378,931	3,378,661
Identifiable intangible assets, net	2,472,073	2,549,201
Other non-current assets	5,219	4,669

	$7,134,577	$7,272,645

Liabilities and Equity:
Current liabilities:
Accounts payable	$54,846	$50,316
Accrued expenses and other	428,491	328,975
Current installments of long-term debt	26,100	26,311
Income taxes payable	4,099	3,368
Deferred income taxes	17,219	2,199
Total current liabilities	530,755	411,169

Long-term debt, net of current installments and discount	4,856,928	4,865,503
Non-current tax liabilities	53,989	53,682
Deferred income taxes	860,070	1,003,784
Other non-current liabilities	133,360	40,432
Total liabilities	6,435,102	6,374,570
Equity:
General partner's capital	—	—
Limited partners’ capital	701,433	900,218
Accumulated other comprehensive loss, net	(1,958)	(2,143)
Total equity	699,475	898,075

	$7,134,577	$7,272,645

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(199,100)	$(107,362)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs and discount	19,409	17,205
Depreciation and other amortization	160,528	171,194
Loss on disposition of assets	—	3,315
Amortization of fair value step-up in inventory	6,680	—
Fixed asset and inventory impairment	—	30,259
Write-off of other intangible assets	—	13,400
Wake Forest settlement	198,578	—
Provision for bad debt	8,239	3,521
Loss on extinguishment of debt	—	2,164
Equity-based compensation expense	2,103	1,196
Deferred income tax benefit	(141,532)	(71,357)
Excess tax benefit from equity-based payment arrangements	—	—
Unrealized gain on derivative instruments	(3,785)	(11,697)
Unrealized gain on revaluation of cross currency debt	(3,104)	(4,318)
Change in assets and liabilities:
Decrease in accounts receivable, net	27,186	5,912
Increase in inventories, net	(10,881)	(10,997)
Decrease (increase) in prepaid expenses and other	9,765	(15,315)
Increase in accounts payable	4,412	2,939
Increase (decrease) in accrued expenses and other	(17,827)	8,359
Increase in tax liabilities, net	707	1,975
Net cash provided by operating activities	61,378	40,393

Cash flows from investing activities:
Additions to property, plant and equipment	(28,382)	(39,981)
Increase in inventory to be converted into equipment for short-term rental	(4,121)	(8,523)
Dispositions of property, plant and equipment	532	432
Businesses acquired in purchase transaction, net of cash acquired	(4,613)	—
Increase in identifiable intangible assets and other non-current assets	(4,230)	(2,558)
Net cash used by investing activities	(40,814)	(50,630)

Cash flows from financing activities:
Settlement of profits interest units	(1,416)	—
Distribution to limited partners	—	(1,572)
Repayments of long-term debt and capital lease obligations	(13,271)	(52,926)
Payment of debt issuance costs	—	(21,122)
Net cash used by financing activities	(14,687)	(75,620)
Effect of exchange rate changes on cash and cash equivalents	841	(1,676)
Net increase (decrease) in cash and cash equivalents	6,718	(87,533)
Cash and cash equivalents, beginning of period	206,949	383,150
Cash and cash equivalents, end of period	$213,667	$295,617

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$173,629	$(348)	$173,281	$189,232	(8.2)%	(8.4)%
Sales	178,026	(1,098)	176,928	128,533	38.5	37.7
Total	351,655	(1,446)	350,209	317,765	10.7	10.2

Regenerative Medicine revenue:
Rental	1,606	—	1,606	1,013	58.5	58.5
Sales	111,910	(134)	111,776	113,901	(1.7)	(1.9)
Total	113,516	(134)	113,382	114,914	(1.2)	(1.3)

Total Revenue:
Rental	175,235	(348)	174,887	190,245	(7.9)	(8.1)
Sales	289,936	(1,232)	288,704	242,434	19.6	19.1
Total	$465,171	$(1,580)	$463,591	$432,679	7.5%	7.1%

	Six months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$338,606	$277	$338,883	$375,155	(9.7)%	(9.7)%
Sales	349,028	(322)	348,706	248,492	40.5	40.3
Total	687,634	(45)	687,589	623,647	10.3	10.3

Regenerative Medicine revenue:
Rental	3,187	—	3,187	3,253	(2.0)	(2.0)
Sales	221,889	(184)	221,705	221,663	0.1	—
Total	225,076	(184)	224,892	224,916	0.1	—

Total Revenue:
Rental	341,793	277	342,070	378,408	(9.7)	(9.6)
Sales	570,917	(506)	570,411	470,155	21.4	21.3
Total	$912,710	$(229)	$912,481	$848,563	7.6%	7.5%

(1) Represents percentage change between 2014 non-GAAP Constant Currency revenue and 2013 GAAP revenue.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net loss	$(152,717)	$(62,575)	$(199,100)	$(107,362)
Loss from discontinued operations, net of tax	—	628	—	2,044
Interest expense, net of interest income	101,706	105,531	203,811	213,463
Income tax benefit	(89,730)	(31,056)	(111,309)	(56,024)
Foreign currency gain	(3,852)	7,772	(4,088)	3,197
Depreciation and other amortization	78,499	84,412	160,528	171,194
Derivative instruments loss	4,297	(10,556)	4,300	(10,040)
Management fees and expenses	1,199	1,350	2,189	2,752
Equity-based compensation expense	1,162	663	2,103	1,196
Acquisition, disposition and financing expenses (1)	1,728	12,009	4,538	15,410
Business optimization expenses (2)	20,073	32,641	38,382	50,408
Wake Forest settlement	198,578	—	198,578	—
Other permitted expenses (3)	8,805	36,196	24,950	47,516
Adjusted EBITDA from continuing operations	169,748	177,015	324,882	333,754
Adjusted EBITDA from discontinued operations (4)	—	(7)	—	(10)
Total adjusted EBITDA	$169,748	$177,008	$324,882	$333,744

Adjusted EBITDA from continuing operations as a percentage of revenue	36.5%	40.9%	35.6%	39.3%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the acquisitions of Systagenix and Attenuate and the repricing of our senior secured credit facility.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for the write-off of in-process research and development, amortization of the fair value step-up in inventory and other permitted expenses.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, excluding any related gain or loss on disposition of assets, adjusted as defined in our senior secured credit agreement.